FOR IMMEDIATE RELEASE     CONTACT:
Friday, March 30, 2012               Kathleen Till Stange, Investor Relations Vice President
            (515) 226-6780, Kathleen.TillStange@FBLFinancial.com

FBL Financial Group Presents 2011 Online Annual Report

West Des Moines, Iowa, March 30, 2012 - FBL Financial Group, Inc. (NYSE: FFG) today announced that its 2011 online annual report to shareholders is now available on its website at
http://www.fblfinancial.com/2011AnnualReport/.

FBL's annual report, now in its fourth year as an exclusively online report, features video components from Chief Executive Officer James E. Hohmann and Chief Financial Officer James P. Brannen. In addition, the annual report, financial statements and proxy statement are readily available for downloading or printing. The online annual report's functionality and multimedia content provides investors with a better understanding and greater knowledge of FBL Financial Group.

FBL Financial Group is a holding company whose primary operating subsidiary is Farm Bureau Life Insurance Company. FBL Financial Group underwrites, markets and distributes life insurance and annuities to individuals and small businesses. In addition, FBL Financial Group manages all aspects of two Farm Bureau affiliated property-casualty insurance companies for a management fee. For more information, please visit www.fblfinancial.com.